Exhibit 8.1


                   SIDLEY AUSTIN LLP    |BEIJING    GENEVA        SAN FRANCISCO
                   787 SEVENTH AVENUE   |BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
----------------|  212 839 5300         |DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  212 839 5599 FAX     |FRANKFURT  NEW YORK      WASHINGTON, DC
                                        |
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                                        |FOUNDED 1866


                                 May 24, 2006


Deutsche Bank Securities Inc.,
  as Representative of the Several Underwriters
60 Wall Street, 3rd Floor
New York, New York 10005

Wachovia Capital Markets, LLC,
  as Representative of the Several Underwriters
One Wachovia Center
301 South College Street, NC0610
Charlotte, North Carolina 28288

USAA Acceptance, LLC
9830 Colonnade Boulevard, Suite 600
San Antonio, Texas 78230


                      Re:   USAA Auto Owner Trust 2006-2
                            Class A-1 5.15898% Asset Backed Notes
                            Class A-2 5.31% Asset Backed Notes
                            Class A-3 5.32% Asset Backed Notes
                            Class A-4 5.37% Asset Backed Notes
                            Class B 5.62% Asset Backed Notes
                            --------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to USAA Auto Owner Trust 2006-2, a Delaware statutory trust (the "Issuer"), for the purpose of rendering the opinions contained herein in connection with the transactions set forth in (i) the Sale and Servicing Agreement dated as of May 1, 2006 (the "Sale and Servicing Agreement"), among USAA Acceptance, LLC ("USAA Acceptance"), as depositor, USAA Federal Savings Bank, as seller and servicer, and the Issuer,
(ii) the Indenture dated as of May 24, 2006 (the "Indenture"), between the Issuer and JPMorgan Chase Bank, National Association, as indenture trustee, and (iii) the Trust Agreement dated as of May 15, 2006, as amended and restated by the Amended and Restated Trust Agreement dated as of May 24, 2006 (as so amended and restated, the "Trust Agreement"), between USAA Acceptance and Wells Fargo Delaware Trust Company, as owner trustee. The Issuer was formed pursuant to the Trust Agreement. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement, the Indenture or the Trust Agreement, as applicable.



      Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships


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SIDLEY AUSTIN LLP                               MAY 24, 2006  |
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         The Issuer will issue $237,000,000 principal amount of its Class A-1
5.15898% Asset Backed Notes, $283,000,000 principal amount of its Class A-2 5.31% Asset Backed Notes, $338,000,000 principal amount of its Class A-3 5.32% Asset Backed Notes, $233,076,000 principal amount of its Class A-4 5.37% Asset Backed Notes, and $36,651,706 principal amount of its Class B 5.62% Asset Backed Notes (collectively, the "Notes") pursuant to the Indenture and will issue the Asset Backed Certificates representing the entire residual interest in the Issuer (the "Certificates") pursuant to the Trust Agreement.

         In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion, including (a) the Prospectus dated May 15, 2006 (the "Prospectus") and the Preliminary Prospectus Supplement dated May 15, 2006 (the "Preliminary Prospectus Supplement") and the Prospectus Supplement dated May 15, 2006 (the "Final Prospectus Supplement"), both relating to the Notes, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, (b) the Indenture, (c) the Sale and Servicing Agreement, (d) the Trust Agreement and (e) specimens of the Notes and the Certificates. We have made such investigations of those matters of law as we have deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals. Our opinions are also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the Basic Documents other than those contained in the Basic Documents. Furthermore, our opinions are based on the assumption that all parties to the Basic Documents will comply with the terms thereof, including all tax reporting requirements contained therein. We have, for purposes of rendering the opinions, also relied on certain factual, numerical and statistical information which is based on the assumptions used in pricing the Notes and on the attached representation letter from USAA Acceptance.

                 *                *                 *                 *

         To comply with certain Treasury regulations, we state that (i) this opinion is written to support the promotion and marketing by others of the transactions or matters addressed herein, (ii) this opinion is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding U.S. federal tax penalties that may be imposed on such person and
(iii) each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                 *                *                 *                 *

         Based upon the foregoing, we are of the opinion that:

         1. For federal income tax purposes, the Issuer will not be classified as an association or a publicly traded partnership taxable as a corporation.

         2. The Class A Notes will be treated as debt for federal income tax purposes.


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SIDLEY AUSTIN LLP                               MAY 24, 2006  |
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         The opinions set forth herein are based on the current provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations issued or proposed thereunder, Revenue Rulings and other published releases of the Internal Revenue Service and current case law, any of which can change at any time. Any such change may apply retroactively and modify the legal conclusions on which our opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the corporate documents or the effect of such transactions on USAA Acceptance or any member of USAA Acceptance's consolidated tax group.

         In rendering the foregoing opinions, we express no opinion on the laws of any jurisdiction other than the United States, or on any laws other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions on which we have relied in rendering this opinion unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion may not be relied on for any other purpose, or relied on by any other person, firm or corporation (including without limitation any purchasers of the Notes from the Underwriters and any purchasers of the Certificates from USAA Acceptance, LLC) for any purpose, without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the USAA Acceptance's Report on Form 8-K dated the date hereof.

                                       Very truly yours,

                                       /s/ Sidley Austin LLP